UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2012

Krispy Kreme Doughnuts, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 001-16485

North Carolina	56-2169715
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

370 Knollwood Street, Winston-Salem, North Carolina	27103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 725-2981

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(b), (c)	On April 9, 2012, Krispy Kreme Doughnuts, Inc. (the “Company”) accepted the resignation of Kenneth A. May as President and Chief Operating Officer of the Company and of its wholly-owned subsidiary, Krispy Kreme Doughnut Corporation (“KKDC”). The Board of Directors of the Company appointed James H. Morgan, age 64, the current Chairman and Chief Executive Officer of the Company and of KKDC, to the additional office of President of the Company. Mr. May, who had joined the Company in November 2011 as President and Chief Operating Officer, is leaving the Company for personal reasons.

Mr. Morgan has served as Chairman of the Company’s Board of Directors since January 2005 and as Chief Executive Officer since January 2008, and he also served as President from January 2008 to November 2011. The terms of Mr. Morgan’s employment contract are unchanged as a result of his reassuming the role of President of the Company.

A copy of the press release announcing the appointment of Mr. Morgan as President and the resignation of Mr. May is attached hereto as Exhibit 99.1, and the information contained therein is incorporated by reference in this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press Release (“Chief Executive Officer James H. Morgan Reassumes Role of President of Krispy Kreme”) dated April 10, 2012.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.

	By:	/s/ Douglas R. Muir
Date: April 10, 2012		Douglas R. Muir
Executive Vice President and Chief Financial Officer